October 05, 2026	Exhibit 99.1

NeoGenomics Announces Executive Leadership and Board of Directors Succession Plan
•Warren Stone, current President and COO, to become CEO and a member of the Board effective January 4, 2027
•Tony Zook to remain CEO through January 3, 2027 and become Executive Chairman effective January 4, 2027
•Lynn Tetrault, current Chair and Board member since 2015, to step down as Chair effective January 4, 2027, continue to serve as an independent director until the 2027 Annual Meeting of Stockholders, and not stand for reelection at that meeting
•Michael Kelly to serve as Lead Independent Director effective January 4, 2027
•Preliminary unaudited third quarter revenue is expected to be approximately $209 million, with NGS revenue growth of approximately 28%. Full year total revenue guidance expected to increase at midpoint resulting from third quarter performance

FORT MYERS, Fla.—NeoGenomics, Inc. (“NeoGenomics” or the “Company”) (NASDAQ: NEO), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced that as part of a planned succession its Board of Directors has appointed Warren Stone, current President and Chief Operating Officer (COO), as Chief Executive Officer (CEO) and a member of the Board, effective January 4, 2027. Tony Zook, the Company’s current CEO and a member of the Board, will assume the role of Executive Chair at that time and will continue to work in close alignment with Mr. Stone and the Board.
In conjunction with Mr. Zook being named Executive Chair, long-time Chair of the Board, Lynn Tetrault, will continue to serve as an independent director until the 2027 Annual Meeting of Stockholders, at which point she does not intend to stand for reelection. The Board appointed Michael Kelly, a current independent Board member since 2020, as the new Lead Independent Director effective January 4, 2027.
“This leadership transition reflects years of deliberate succession planning by the Board and cements the continuity of our executive team and a consistent strategy for durable, profitable growth at NeoGenomics,” said Mr. Zook, CEO. “Over the past several years, I have witnessed firsthand Warren’s ability to lead enterprise-wide functions and projects, which have advanced many of our key priorities, such as commercial expansion and customer impact, new product introductions, and our Lab of the Future initiatives. With our aligned long-term strategy in place and delivering results, this transition emphasizes strategic continuity. Warren and I will continue to work hand-in-hand to ensure his smooth transition to CEO, and collaborate seamlessly thereafter as I assume the role of Executive Chair to ensure stability and execution against our objectives.”
Mr. Stone, 54, has more than three decades of Life Sciences and Diagnostics leadership experience, including senior leadership roles at Ortho Clinical Diagnostics and MilliporeSigma/Merck KGaA. Since joining NeoGenomics in 2022, he has held roles of increasing responsibility including as the President of Clinical Services, Chief Commercial Officer, and most recently as President & Chief Operating Officer, giving him a deep understanding of both the Company and its sector.
Mr. Stone commented, “Leading NeoGenomics is both a privilege and a responsibility that I have prepared for and I am grateful for the Board's and Tony’s confidence. We are in the business of ensuring that every treatment decision is as personal as the patient, and that mission is exactly why the opportunity ahead of us is so compelling. Tony, the leadership team, and I have worked in close partnership to establish the strategy, the capabilities, and the foundation for our next chapter. I believe that NeoGenomics is exceptionally well positioned to lead the evolution of the oncology diagnostics market in delivering the outcomes that matter most to patients and the physicians who care for them, and I am excited to partner with the remarkable NeoGenomics team to deliver our full potential."

As Ms. Tetrault prepares to step down from her Board Chair role, she said “I am proud of what this organization has achieved since I joined the Board. Now, the Company is even better positioned for the future and today’s announcements underscore the Board’s commitment to position NeoGenomics for long-term success. I speak for the entire Board when I say Tony and Warren are best suited for these positions, with each bringing diverse and complementary skills and experiences.”
Preliminary Third Quarter Revenue and Financial Outlook
Although NeoGenomics has not finalized its financial results as of and for the quarter ended September 30, 2026, NeoGenomics expects to report third quarter total revenue of approximately $209 million, including year-over-year next-generation sequencing (NGS) revenue growth of approximately 28%. The Company is also reiterating its full year total revenue and adjusted EBITDA guidance as provided on July 28, 2026. Further details, including an expected increase to full year total revenue guidance resulting from third quarter performance, will be provided on the Company’s third quarter earnings call.
About NeoGenomics
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, providing oncologists, pathologists, hospital systems, academic medical centers, and pharmaceutical firms with innovative diagnostic and predictive testing to deliver timely, actionable insights that guide personalized care decisions. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, England.
Preliminary Third Quarter 2026 Results
The estimated financial results set forth in this press release are preliminary, unaudited and subject to completion, and are based on management's initial analysis of results of operations for the third quarter of 2026. The Company's consolidated financial statements for the third quarter of 2026 are not yet available and remain subject to the completion of the Company's quarter-end closing procedures and potential final adjustments. The Company's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to these preliminary results and expresses no opinion or any other form of assurance with respect thereto. These preliminary results have been prepared by, and are the responsibility of, management. Actual results may differ materially from these preliminary results as a result of the completion of the Company's quarter-end closing procedures, final adjustments and other developments that may arise between the date of this press release and the time the Company's financial results for the third quarter of 2026 are finalized. These preliminary results are not a comprehensive statement of the Company's results of operations for the third quarter of 2026, should not be viewed as a substitute for financial statements prepared in accordance with GAAP, and are not necessarily indicative of future results. Investors should not place undue reliance on these preliminary results.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "would," "may," "will," "believe," "estimate," "forecast," "goal," "intend," "project," "guidance," "enable," "position," "potential" and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements include statements regarding the executive leadership transitions described in this press release, including the anticipated timing of the transitions; the anticipated changes in the composition and leadership of the Board of Directors; Ms. Tetrault's stated intention not to stand for reelection at the 2027 Annual Meeting of Stockholders; the expected benefits of the leadership transitions, including continuity of the Company's executive team; the Company's strategy, planned future operations and related expectations with respect to timing and performance; the Company’s market position; the Company’s expectations regarding its future financial position, future operating and financial performance, growth potential and expected growth drivers, projected costs and capital expenditures, and prospects and plans, as well as statements regarding the objectives of management. This press release also includes forward-looking statements regarding the Company's preliminary, unaudited expectations for its third quarter 2026 revenue and NGS revenue growth, and the Company's expectations that it will provide further details, including an expected increase to full-year total revenue guidance resulting from third quarter performance, on the Company’s third-quarter earnings call. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to successfully complete the executive leadership and Board transitions described in this press release on the anticipated timeline and without disruption to its business, to assemble and maintain an effective executive team, to attract, retain and motivate key executives and other personnel during and following the transition, the effectiveness of the Company's Board leadership structure following the changes described in this press release, the Company's ability to achieve its preliminary expectations for the third quarter of 2026 and its full year 2026 guidance, including any expected increase to full-year total revenue guidance resulting from third quarter performance, changes to the Company's preliminary estimates upon completion of its quarter-end closing procedures and any resulting changes to its full year 2026 guidance, the assumptions underlying the Company's guidance, the Company's ability to identify and implement appropriate financial and operational initiatives to execute on its strategic priorities, to enter new markets and increase market share in both current and new markets, to continue gaining new customers, develop and commercialize new types of tests, manage the effects of seasonality, execute on its long-range strategic priorities and otherwise implement its business plans, as well as the potential impact of evolving regulatory requirements related to laboratory developed tests, the impact of tariffs and trade policy uncertainty on the Company's supply chain and costs, any potential reimbursement changes by the government and commercial payors, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and filed with the SEC on February 17, 2026, as well as subsequently filed Quarterly Reports on Form 10-Q and the Company's other filings with the SEC.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this press release (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Investor Contact
InvestorRelations@neogenomics.com
Media Contact
Andrea Sampson
asampson@sampsonprgroup.com